Exhibit 2.1

ASSET PURCHASE AGREEMENT

between

VIMALAN BIOSCIENCES, INC.

and

VENTYX BIOSCIENCES, INC.

dated as of

February 7, 2019

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”), dated as of February 7, 2019 (the “Effective Date”), is entered into between Vimalan Biosciences, Inc., a Delaware corporation (“Seller”) and Ventyx Biosciences, Inc., a Delaware corporation (“Buyer”).

RECITALS

WHEREAS, Seller wishes to sell and assign to Buyer, and Buyer wishes to purchase and assume from Seller, the rights of Seller to the Purchased Assets and the Assumed Liabilities (as defined herein), subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE

Section 1.1.Purchase and Sale of Assets.

(a)Subject to the terms and conditions set forth herein, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller, all of Seller’s right, title and interest in and to the Purchased Assets (as defined below), free and clear of any mortgage, pledge, lien, charge, security interest, claim or other encumbrance (“Encumbrance”).

(b)“Purchased Assets” means all of Seller’s right, title and interest in, to and under all of the following:

(i)any and all compounds, substances and biological materials that directly relate to compounds that inhibit tyrosine kinase 2 (“TYK2”), including, without limitation, the compounds, substances and biological materials set forth on Schedule 1 (collectively, the “TYK2 Compounds”);

(ii)any and all methods, protocols, processes, techniques, formula, notes, records, drawings, designs, inventions, improvements, developments, discoveries, ideas, trade secrets and other Intellectual Property (as defined below) that relate directly to the TYK2 Compounds (collectively, the “Purchased IP”); and

(iii)any data that relates directly to research and development concerning the TYK2 Compounds, whether such data is derived from such research and development prior to, on or after the Effective Date.

Section 1.2. Excluded Assets. Notwithstanding the foregoing, the Purchased Assets shall not include any assets of Seller that do not constitute Purchased Assets, including (i) Seller’s rights under this Agreement and the other agreements, instruments certificates and other documents to be entered into or delivered pursuant to this Agreement, and (ii) any and all assets related to Seller’s pan-JAK program targeting JAK-1, JAK-2, and/or JAK-3.

Section 1.3. Assumption of Liabilities. Subject to the terms and conditions set forth herein, Buyer shall assume and agree to pay, perform and discharge the liabilities and obligations arising after the Closing (as defined herein) under the Purchased Assets, but only to the extent that such liabilities and obligations do not relate to any breach, default or violation by Seller on or prior to the Closing of any of the Purchased Assets (collectively, the “Assumed Liabilities”). Other than the Assumed Liabilities and Buyer Notes (as defined below), Buyer shall not assume any liabilities or obligations of Seller of any kind, whether known or unknown, contingent, matured or otherwise, whether currently existing or hereinafter created.

Section 1.4. Purchase Price. The aggregate purchase price for the Purchased Assets shall be $750,000 (the “Purchase Price”), plus the assumption of the Assumed Liabilities. Buyer shall pay the Purchase Price by assuming an aggregate of $750,000 of indebtedness owed by Seller to NSV 2018 New Horizons Fund, LP and NSV Investments I, LP as of the Closing (as defined herein) and, at the Closing, issuing (i) to NSV 2018 New Horizons Fund, LP an interest bearing promissory note in the principal amount of $450,000, in substantially the form set forth in Exhibit A (the “NSV New Horizons Note”) and (ii) to NSV Investments I, LP an interest bearing promissory note in the principal amount of $300,000, in substantially the form set forth in Exhibit B (the “NSV Investments Note”, together with the NSV New Horizons Note, the “Buyer Notes”). Seller hereby acknowledges and agrees that each of the Buyer Notes constitutes part of the aggregate consideration being paid hereunder for the Purchased Assets.

Section 1.5. Allocation of Purchase Price. Seller and Buyer agree to allocate the Purchase Price among the Purchased Assets for all purposes (including tax and financial accounting) as agreed by their respective accountants, negotiating in good faith on their behalf. Buyer and Seller shall file all tax returns (including amended returns and claims for refund) and information reports in a manner consistent with such allocation.

Section 1.6. Withholding Tax. Buyer shall be entitled to deduct and withhold from the Purchase Price all taxes that Buyer may be required to deduct and withhold under any applicable tax law. All such withheld amounts shall be treated as delivered to Seller hereunder.

ARTICLE II

CLOSING

Section 2.1. Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place simultaneously with the execution of this Agreement on the Effective Date (the “Closing Date”) at the offices of Wilson Sonsini Goodrich & Rosati, 12235 El Camino Real, San Diego, CA 92130. The consummation of the transactions contemplated by this Agreement shall be deemed to occur at 12:01 a.m. on the Closing Date.

Section 2.2. Closing Deliverables.

(a)At the Closing, Seller shall deliver to Buyer the following:

(i)a certificate of the Secretary of Seller certifying as to the resolutions of the board of directors of Seller, duly adopted and in effect, which authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby; and

(ii)such other consents, approvals, waivers and authorizations, and other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Buyer, as may be required to give effect to this Agreement.

(b)At the Closing, Buyer shall deliver to Seller the following:

(i)evidence reasonably satisfactory to Seller of the issuance by Buyer of each of the Buyer Notes, duly executed by Buyer, on the one hand, and NSV 2018 New Horizons Fund, LP and NSV Investments I, LP, as applicable, on the other hand, in each case, effective as of the Closing Date; and

(ii)a certificate of the Secretary of Buyer certifying as to the resolutions of the board of directors of Buyer, duly adopted and in effect, which authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer that the statements contained in this Article III are true and correct as of the date hereof.

Section 3.1. Organization and Authority of Seller; Enforceability. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. Seller has full corporate power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Seller. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

Section 3.2. No Conflicts; Consents. The execution, delivery and performance by Seller of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not  and will not: (a) violate or conflict  with the certificate of incorporation, by-laws or other organizational documents of Seller; (b) materially violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller or the Purchased Assets; (c) conflict with or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which Seller is a party or to which any of the Purchased Assets are subject; or (d) result in the creation or imposition of any material Encumbrance on the Purchased Assets. No consent, approval, waiver or authorization is required to be obtained by Seller from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby.

Section 3.3.Title to Purchased Assets. Seller owns and has good title to the Purchased Assets, free and clear of Encumbrances.

Section 3.4.Intellectual Property.

(a)“Intellectual Property” means any and all of the following in any jurisdiction throughout the world: (i) trademarks and service marks, including all applications and registrations and the goodwill connected with the use of and symbolized by the foregoing; (ii) copyrights, including all applications and registrations related to the foregoing; (iii) trade secrets and confidential know-how; (iv) patents and patent applications; and (v) other intellectual property and related proprietary rights, interests and protections (including all rights to sue and recover and retain damages, costs and attorneys’ fees for past, present and future infringement and any other rights relating to any of the foregoing).

(b)Seller owns or has adequate, valid and enforceable rights to use all Purchased IP, free and clear of all Encumbrances. Seller is not bound by any material outstanding judgment, injunction, order or decree restricting the use of the Purchased IP or restricting the licensing or assignment thereof to any person or entity.

Section 3.5. Compliance with Laws. Seller has complied in all material respects, and is now complying in all material respects, with all applicable federal, state and local laws and regulations applicable to ownership and use of the Purchased Assets.

Section 3.6. Legal Proceedings. There is no claim, action, suit, proceeding or governmental investigation (“Action”) of any nature pending or, to Seller’s knowledge, threatened against or by Seller (a) relating to or affecting the Purchased Assets or the Assumed Liabilities; or (b) that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred, or circumstances exist that may give rise to, or serve as a basis for, any such Action.

Section 3.7. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that the statements contained in this Article IV are true and correct as of the date hereof.

Section 4.1. Organization and Authority of Buyer; Enforceability. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. Buyer has full corporate power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Buyer of this

Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

Section 4.2. No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not  and will not: (a) violate or conflict  with the certificate of incorporation, by-laws or other organizational documents of Buyer; or (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer. No consent, approval, waiver or authorization is required to be obtained by Buyer from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby.

Section 4.3. Legal Proceedings. There is no Action of any nature pending or, to Buyer’s knowledge, threatened against or by Buyer that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred, or circumstances exist that may give rise to, or serve as a basis for, any such Action.

Section 4.4. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

ARTICLE V

COVENANTS

Section 5.1. Public Announcements. Unless otherwise required by applicable law, neither party shall make any public announcements regarding this Agreement or the transactions contemplated hereby without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed).

Section 5.2. Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the documents to be delivered hereunder shall be borne and paid by Seller when due. Seller shall, at its own expense, timely file any tax return or other document with respect to such taxes or fees (and Buyer shall cooperate with respect thereto as necessary).

Section 5.3. Further Assurances. Following the Closing, each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances, including assignment and assumption documentation with respect to the Buyer Notes and Seller’s existing indebtedness to NSV 2018 New Horizons Fund, LP and NSV Investments I, LP, respectively, and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the documents to be delivered hereunder.

ARTICLE VI

MISCELLANEOUS

Section 6.1. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 6.2. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.2):

If to Seller:	662 Encinitas Blvd., Suite 250
Encinitas, CA 92024
E-mail: [***]
Attention: Chris Krueger

If to Buyer:	662 Encinitas Blvd., Suite 250
Encinitas, CA 92024
E-mail: [***]
Attention: Chris Krueger

Section 6.3. Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 6.4. Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

Section 6.5. Entire Agreement. This Agreement and the documents to be delivered hereunder constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and the documents to be delivered hereunder, the statements in the body of this Agreement will control.

Section 6.6. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that either party may assign its interest in this Agreement to an affiliate or in connection with a merger or sale of substantially all of its business or that portion of its business pertaining to the subject matter of this Agreement, whether by merger, sale of stock, sale of assets or otherwise. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 6.7. No Third-party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 6.8. Amendment and Modification. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.

Section 6.9. Waiver. No waiver by any party of any of the provisions hereof shall be effective, unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 6.10. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction).

Section 6.11. Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of California, in each case located in the county of San Diego, and each party irrevocably submits to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding. Each party irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 6.2 shall be deemed effective service of process on such party.

Section 6.12. Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 6.13. Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 6.14. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date by their respective officers thereunto duly authorized.

VIMALAN BIOSCIENCES, INC.

By	/s/ Raju Mohan
Name:	Raju Mohan
Title:	Chief Executive Officer

VENTYX BIOSCIENCES, INC.

By	/s/ Raju Mohan
Name:	Raju Mohan
Title:	Chief Executive Officer

[Signature Page to Asset Purchase Agreement]

Schedule 1

(TYK2 Compounds)

Molecule
Name
VIM-0000437
VIM-0000436
VIM-0000435
VIM-0000434
VIM-0000433
VIM-0000432
VIM-0000431
VIM-0000430
VIM-0000429
VIM-0000428
VIM-0000427
VIM-0000426
VIM-0000425
VIM-0000424
VIM-0000423
VIM-0000422
VIM-0000421
VIM-0000419
VIM-0000418
VIM-0000417
VIM-0000415
VIM-0000414
VIM-0000413
VIM-0000412
VIM-0000410
VIM-0000409
VIM-0000408
VIM-0000407
VIM-0000406
VIM-0000405
VIM-0000404

VIM-0000403
VIM-0000402
VIM-0000401
VIM-0000400
VIM-0000399
VIM-0000398
VIM-0000397
VIM-0000396
VIM-0000395
VIM-0000394
VIM-0000393
VIM-0000392
VIM-0000391
VIM-0000390
VIM-0000389
VIM-0000388
VIM-0000387
VIM-0000386
VIM-0000385
VIM-0000384
VIM-0000383
VIM-0000382
VIM-0000381
VIM-0000380
VIM-0000379
VIM-0000376
VIM-0000375
VIM-0000373
VIM-0000371
VIM-0000370
VIM-0000369
VIM-0000362
VIM-0000361
VIM-0000358
VIM-0000357

VIM-0000356
VIM-0000352
VIM-0000351
VIM-0000350
VIM-0000336
VIM-0000335
VIM-0000334
VIM-0000333
VIM-0000332
VIM-0000320
VIM-0000319
VIM-0000318
VIM-0000317
VIM-0000309
VIM-0000308
VIM-0000297
VIM-0000296
VIM-0000295
VIM-0000294
VIM-0000293
VIM-0000292
VIM-0000280
VIM-0000279
VIM-0000278
VIM-0000277
VIM-0000276
VIM-0000275
VIM-0000274
VIM-0000273
VIM-0000261
VIM-0000238
VIM-0000229
VIM-0000228
VIM-0000221
VIM-0000213

VIM-0000198
VIM-0000163
VIM-0000072
VIM-0000047
VIM-0000046
VIM-0000011
VIM-0000010
VIM-0000009
VIM-0000008

EXHIBIT A

(NSV New Horizons Note)

THE SECURITY REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), NOR HAVE THEY BEEN REGISTERED OR OTHERWISE QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. AS A RESULT, SUCH SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT  BE TRANSFERRED, RESOLD, ASSIGNED, PLEDGED OR HYPOTHECATED, EXCEPT AS PERMITTED UNDER THE ACT, AND ANY APPLICABLE STATE SECURITIES LAWS AND ANY APPLICABLE LAWS OF ANY OTHER JURISDICTION THAT MAY BE APPLICABLE TO THE PARTIES INVOLVED IN ANY TRANSACTION TO EFFECT THE FOREGOING. THE HOLDER OF THESE SECURITIES MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF AN INVESTMENT IN THESE SECURITIES FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER, RESALE, ASSIGNMENT, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT, ANY APPLICABLE STATE SECURITIES LAWS AND ANY APPLICABLE LAWS OF ANY OTHER JURISDICTION.

PROMISSORY NOTE

$450,000.00	February 7, 2019

For value received, VENTYX BIOSCIENCES, INC., with its principal place of business at 662 Encinitas Boulevard, Suite 250, Encinitas, California 92024 (the “Company”), promises to pay to NSV 2018 NEW HORIZONS FUND, LP or to its assigns (the “Holder”) the principal sum of $450,000.00 (the “Principal Amount”) at an interest rate of 6.00% per annum, due and payable on the date and in the manner set forth below in this promissory note (the “Note”).

1.

Repayment. The outstanding Principal Amount and accrued and unpaid interest under this Note shall be due and payable on the earliest of the following (a) August 7, 2020 or the next business day (the “Maturity Date”), (b) an Event of Default (as defined in Section 6 below), or (c) a Change of Control (as defined in Section 2 below); provided, however, that in the event of a Change of Control, the outstanding Principal Amount and accrued and unpaid interest under this Note, together with a premium equal to 100% of the outstanding Principal Amount, shall be due and payable at the closing of such Change of Control.

2.Change of Control. A “Change of Control” means each of the following events:

(a) the acquisition of the Company by any individual, partnership, corporation, limited liability company, unincorporated organization, trust, joint venture, government agency, or other entity, whether domestic or foreign, by means of any transaction or series of related transactions to which the Company is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation, but excluding any sale of stock for capital raising purposes), other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, as a result of the voting securities of the Company held by such holders prior to such transaction or series of

NSV – Ventyx Biosciences, Inc. Promissory Note	1

related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity, as applicable (or if the Company or such other surviving or resulting entity is a wholly-owned subsidiary immediately following such acquisition, its parent); or (b) a sale, lease, or other disposition of all or substantially all of the assets of the Company by means of any transaction or series of related transactions, except where such sale, lease or other disposition is to a wholly-owned subsidiary of the Company.

3.

Conversion in a Financing. In the event that the Company issues and sells shares of its equity securities to one or more third-party investors on or before the date of the repayment in full of this Note in a bona fide, arm’s length financing or a series of related bona fide, arm’s length financings in which the Company raises at least $2,500,000 (a “Financing”), then the outstanding balance of the Principal Amount, and all accrued but unpaid interest under this Note, shall automatically convert in whole without any further action by the Holder into either (a) shares of a series of preferred stock sold at such Financing (contemplated to be referred to as “Series A-1 Shares”), which series of preferred stock would have the same rights, preferences and privileges as the series of preferred stock sold at such Financing, except the number of Series A-1 Shares issuable hereunder in respect of the conversion of the outstanding balance of the Principal Amount, and all accrued but unpaid interest under this Note, would be based on a pre-money valuation of the Company as mutually agreed upon by the Company and Holder at or around the time of the Financing or (b) at the Holder’s election, such series of preferred stock sold in such Financing, at a conversion price equal to the price per share of such series of preferred stock sold, in the Financing, in either case, rounded down to the nearest whole share.

4.

Maturity. Unless this Note has been previously converted in full in accordance with the terms of Section 3 above, the entire outstanding balance of the Principal Amount, and all accrued but unpaid interest under this Note, shall become fully due and payable on the Maturity Date.

5.	Prepayment. The Company may not prepay this Note prior to the Maturity Date without the consent of the Holder.
6.

Default. If there shall be any Event of Default hereunder, at the option and upon the declaration of the Holder and upon written notice to the Company (which election and notice shall not be required in the case of an Event of Default under Section 6(c) or Section 6(d)), and following a ten (10) day period for the Company to cure or remedy an Event of Default under Section 6(a) or Section 6(b), this Note shall accelerate and the entire outstanding balance of the Principal Amount, and all accrued but unpaid interest under this Note, shall become due and payable. The occurrence of any one or more of the following shall constitute an Event of Default:

(a)The Company fails to pay timely any of the principal amount due under this Note, and all accrued and unpaid interest thereon, on the date the same becomes due and payable;

(b)The Company shall materially default in its performance of any covenant under this Note;

(c)The Company is deemed to be unable to pay its debts or proposes to enter into or enters into any reorganization or special arrangement with its creditors generally; or

NSV – Ventyx Biosciences, Inc. Promissory Note	2

(d)Any petition is advertised by any person for the winding-up of the Company or an order is made or an effective resolution passed for the winding-up of the Company, or an administration order is made in relation to the Company.

7.

Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York. Any dispute relating to this Note or the transactions contemplated hereby shall be submitted and be subject to the non-exclusive jurisdiction of the courts of the State of New York.

8.	Modification; Waiver. Any term of this Note may be amended or waived with the written consent of the Company and the Holder.
9.

Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail, if sent during normal business hours of the recipient, if not, then on the next business day in the jurisdiction of the recipient, or (c) one (1) business day after deposit with an internationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

10.	Assignment. Neither party may assign this Note or any of its rights and obligations hereunder without the prior written consent of the other party.

[signature page follows]

NSV – Ventyx Biosciences, Inc. Promissory Note	3

Signed for and on behalf of

VENTYX BIOSCIENCES, INC.

/s/ Raju Mohan
Name:	Raju Mohan
Title:	Chief Executive Officer

Holder: NSV 2018 New Horizons Fund, LP

Principal Amount of Note: $450,000

Date of Note: February 7, 2019

Accepted and Agreed:

NSV 2018 NEW HORIZONS FUND, LP

By

Name:

Title:

Signature Page to Promissory Note of Ventyx Biosciences, Inc.

Signed for and on behalf of

VENTYX BIOSCIENCES, INC.

Name:	Raju Mohan
Title:	Chief Executive Officer

Holder: NSV 2018 New Horizons Fund, LP

Principal Amount of Note: $450,000

Date of Note: February 7 , 2019

Accepted and Agreed:

NSV 2018 NEW HORIZONS FUND, LP

By	/s/ Thomas Lavin

Name:	Thomas Lavin

Title:	Partner

Signature Page to Promissory Note of Ventyx Biosciences, Inc.

EXHIBIT B

(NSV Investments Note)

THE SECURITY REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), NOR HAVE THEY BEEN REGISTERED OR OTHERWISE QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. AS A RESULT, SUCH SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT  BE TRANSFERRED, RESOLD, ASSIGNED, PLEDGED OR HYPOTHECATED, EXCEPT AS PERMITTED UNDER THE ACT, AND ANY APPLICABLE STATE SECURITIES LAWS AND ANY APPLICABLE LAWS OF ANY OTHER JURISDICTION THAT MAY BE APPLICABLE TO THE PARTIES INVOLVED IN ANY TRANSACTION TO EFFECT THE FOREGOING. THE HOLDER OF THESE SECURITIES MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF AN INVESTMENT IN THESE SECURITIES FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER, RESALE, ASSIGNMENT, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT, ANY APPLICABLE STATE SECURITIES LAWS AND ANY APPLICABLE LAWS OF ANY OTHER JURISDICTION.

PROMISSORY NOTE

$300,000.00	February 7, 2019

For value received, VENTYX BIOSCIENCES, INC., with its principal place of business at 662 Encinitas Boulevard, Suite 250, Encinitas, California 92024 (the “Company”), promises to pay to NSV INVESTMENTS I, LP or to its assigns (the “Holder”) the principal sum of $300,000.00 (the “Principal Amount”) at an interest rate of 6.00% per annum, due and payable on the date and in the manner set forth below in this promissory note (the “Note”).

1.

Repayment. The outstanding Principal Amount and accrued and unpaid interest under this Note shall be due and payable on the earliest of the following (a) August 7, 2020 or the next business day (the “Maturity Date”), (b) an Event of Default (as defined in Section 6 below), or (c) a Change of Control (as defined in Section 2 below); provided, however, that in the event of a Change of Control, the outstanding Principal Amount and accrued and unpaid interest under this Note, together with a premium equal to 100% of the outstanding Principal Amount, shall be due and payable at the closing of such Change of Control.

2.Change of Control. A “Change of Control” means each of the following events:

(a) the acquisition of the Company by any individual, partnership, corporation, limited liability company, unincorporated organization, trust, joint venture, government agency, or other entity, whether domestic or foreign, by means of any transaction or series of related transactions to which the Company is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation, but excluding any sale of stock for capital raising purposes), other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, as a result of the

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voting securities of the Company held by such holders prior to such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity, as applicable (or if the Company or such other surviving or resulting entity is a wholly-owned subsidiary immediately following such acquisition, its parent); or (b) a sale, lease, or other disposition of all or substantially all of the assets of the Company by means of any transaction or series of related transactions, except where such sale, lease or other disposition is to a wholly-owned subsidiary of the Company.

3.

Conversion in a Financing. In the event that the Company issues and sells shares of its equity securities to one or more third-party investors on or before the date of the repayment in full of this Note in a bona fide, arm’s length financing or a series of related bona fide, arm’s length financings in which the Company raises at least $2,500,000 (a “Financing”), then the outstanding balance of the Principal Amount, and all accrued but unpaid interest under this Note, shall automatically convert in whole without any further action by the Holder into either (a) shares of a series of preferred stock sold at such Financing (contemplated to be referred to as “Series A-1 Shares”), which series of preferred stock would have the same rights, preferences and privileges as the series of preferred stock sold at such Financing, except the number of Series A-1 Shares issuable hereunder in respect of the conversion of the outstanding balance of the Principal Amount, and all accrued but unpaid interest under this Note, would be based on a pre-money valuation of the Company as mutually agreed upon by the Company and Holder at or around the time of the Financing or (b) at the Holder’s election, such series of preferred stock sold in such Financing, at a conversion price equal to the price per share of such series of preferred stock sold, in the Financing, in either case, rounded down to the nearest whole share.

4.

Maturity. Unless this Note has been previously converted in full in accordance with the terms of Section 3 above, the entire outstanding balance of the Principal Amount, and all accrued but unpaid interest under this Note, shall become fully due and payable on the Maturity Date.

5.	Prepayment. The Company may not prepay this Note prior to the Maturity Date without the consent of the Holder.
6.

Default. If there shall be any Event of Default hereunder, at the option and upon the declaration of the Holder and upon written notice to the Company (which election and notice shall not be required in the case of an Event of Default under Section 6(c) or Section 6(d)), and following a ten (10) day period for the Company to cure or remedy an Event of Default under Section 6(a) or Section 6(b), this Note shall accelerate and the entire outstanding balance of the Principal Amount, and all accrued but unpaid interest under this Note, shall become due and payable. The occurrence of any one or more of the following shall constitute an Event of Default:

(a)The Company fails to pay timely any of the principal amount due under this Note, and all accrued and unpaid interest thereon, on the date the same becomes due and payable;

(b)The Company shall materially default in its performance of any covenant under this Note;

(c)The Company is deemed to be unable to pay its debts or proposes to enter into or enters into any reorganization or special arrangement with its creditors generally; or

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(d)Any petition is advertised by any person for the winding-up of the Company or an order is made or an effective resolution passed for the winding-up of the Company, or an administration order is made in relation to the Company.

7.

Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York. Any dispute relating to this Note or the transactions contemplated hereby shall be submitted and be subject to the non-exclusive jurisdiction of the courts of the State of New York.

8.	Modification; Waiver. Any term of this Note may be amended or waived with the written consent of the Company and the Holder.
9.

Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail, if sent during normal business hours of the recipient, if not, then on the next business day in the jurisdiction of the recipient, or (c) one (1) business day after deposit with an internationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

10.	Assignment. Neither party may assign this Note or any of its rights and obligations hereunder without the prior written consent of the other party.

[signature page follows]

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Signed for and on behalf of

VENTYX BIOSCIENCES, INC.

/s/ Raju Mohan
Name:	Raju Mohan
Title:	Chief Executive Officer

Holder: NSV Investments I, LP

Principal Amount of Note: $300,000

Date of Note: February 7 , 2019

Accepted and Agreed:

NSV INVESTMENTS I, LP

By

Name:

Title:

Signature Page to Promissory Note of Ventyx Biosciences, Inc.

Signed for and on behalf of

VENTYX BIOSCIENCES, INC.

Name:	Raju Mohan
Title:	Chief Executive Officer

Holder: NSV Investments I, LP

Principal Amount of Note: $300,000

Date of Note: February 7 , 2019

Accepted and Agreed:

NSV INVESTMENTS I, LP

By	/s/ Thomas Lavin

Name:	Thomas Lavin

Title:	Partner

Signature Page to Promissory Note of Ventyx Biosciences, Inc.